                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                   APRIL 1999

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TOTAL TRUST                              NOVEMBER 1998            DECEMBER 1998            JANUARY 1999
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   TOTAL ENDING BALANCE             2,093,068,637            2,148,111,887            2,106,949,039
      ENDING PRINCIPAL BALANCE      2,018,281,517            2,071,887,806            2,030,489,343
      ENDING NON-PRINCIPAL BALANCE     74,787,120               76,224,081               76,459,696

      YIELD                            40,777,546   24.18%      39,973,599   23.77%      36,403,948   21.08%

      CHARGE-OFFS                      (7,264,202)  -4.31%      (7,553,338)  -4.49%      (8,107,740)  -4.70%

      NET YIELD: (YIELD - C/O)         33,513,344   19.87%      32,420,261   19.28%      28,296,208   16.38%

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SERIES 1996-1                            NOVEMBER 1998            DECEMBER 1998            JANUARY 1999
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   MONTH-END INVESOR BALANCE        1,115,151,821            1,115,151,821            1,115,151,821
   INVESTOR PERCENTAGE                     55.11%                   55.25%                   53.82%
   3-MONTH AVG. EXCESS SERVICING                    10.76%                   11.40%                   10.91%

   YIELD                               22,472,557   24.18%      22,086,429   23.77%      19,593,691   21.08%

      CHARGE-OFFS                      (4,003,311)  -4.31%      (4,173,411)  -4.49%      (4,363,827)  -4.70%
      CERTIFICATE INTEREST             (4,932,596)  -5.31%      (5,520,198)  -5.94%      (5,167,486)  -5.56%
      SERVICING FEE                    (1,858,586)  -2.00%      (1,858,586)  -2.00%      (1,858,586)  -2.00%

   EXCESS SERVICING                    11,678,064   12.57%      10,534,234   11.34%       8,203,792    8.83%

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TOTAL TRUST                              FEBRUARY 1999                MARCH 1999                   APRIL 1999
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   TOTAL ENDING BALANCE             2,060,152,370                2,040,450,131                2,044,381,980
      ENDING PRINCIPAL BALANCE      1,985,733,515                1,970,193,055                1,973,090,573
      ENDING NON-PRINCIPAL BALANCE     74,418,855                   70,257,076                   71,291,407

      YIELD                            38,335,971   22.66%          41,748,720   25.23%          35,887,835   21.86%

      CHARGE-OFFS                      (8,908,248)  -5.26%          (8,056,359)  -4.87%          (7,752,758)  -4.72%

      NET YIELD: (YIELD - C/O)         29,427,723   17.40%          33,692,361   20.36%          28,135,077   17.14%

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SERIES 1996-1                            FEBRUARY 1999                MARCH 1999                   APRIL 1999
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   MONTH-END INVESOR BALANCE        1,115,151,821                1,115,151,821                1,115,151,821
   INVESTOR PERCENTAGE                     54.92%                       56.16%                       56.60%
   3-MONTH AVG. EXCESS SERVICING                    10.31%                       10.88%                       11.15%

   YIELD                               21,054,249   22.66%          23,445,322   25.23%          20,312,925   21.86%

      CHARGE-OFFS                      (4,892,441)  -5.26%          (4,524,305)  -4.87%          (4,388,150)  -4.72%
      CERTIFICATE INTEREST             (4,306,230)  -4.63%          (4,947,186)  -5.32%          (5,094,382)  -5.48%
      SERVICING FEE                    (1,858,586)  -2.00%          (1,858,586)  -2.00%          (1,858,586)  -2.00%

   EXCESS SERVICING                     9,996,992   10.76%          12,115,425   13.04%           8,971,807   9.66%

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